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                                                                     EXHIBIT 2.3
                             LETTER OF TRANSMITTAL
       To Accompany Certificates Representing Shares of Common Stock of
                          RENTAL SERVICE CORPORATION
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                  DESCRIPTION OF SHARES SURRENDERED                     (Please fill in.  Attach separate schedule if needed)
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Name(s) and Address of Registered Holder(s)
If there is any error in the name or address shown below, please
make the necessary  corrections                                              Certificate No(s)           Number of Shares
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                                                                                TOTAL SHARES
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The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange.  Please issue the check in the name shown above to the above address unless instructions are given in the boxes below.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your Shares, to

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
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              BY MAIL:                                 BY HAND:                         BY OVERNIGHT DELIVERY:
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         Post Office Box 3300                   120 Broadway, 13th Floor          85 Challenger Road  Mail Drop-Reorg
     South Hackensack, NJ 07606                   New York, NY, 10271                 Ridgefield Park, NJ 07660
   Attn: Reorganization Department          Attn: Reorganization Department        Attn: Reorganization Department
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                     TELEPHONE ASSISTANCE:  1-800-777-3674

        Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

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 If your Certificate(s) have been lost, stolen, misplaced or mutilated contact
               ChaseMellon at 1-800-777-3674. See Instruction 5.
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            SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS                                          SPECIAL DELIVERY INSTRUCTIONS
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Complete ONLY if the check is to be issued in a name which differs         Complete ONLY if  the check is to be mailed to some
from the name on the surrendered certificate(s).  Issue to:                address other than the address reflected above. Mail
                                                                           to:

Name:     _______________________________________________________          Name:     _________________________________________

Address:  _______________________________________________________          Address:  _________________________________________

          _______________________________________________________                    _________________________________________
(Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee. See Instructions 3 ,4
 & 6)
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                 YOU MUST SIGN IN THE BOX BELOW.                      Also:   Sign and provide your tax ID number on the back of
                                                                              this form
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                     SIGNATURE(S) REQUIRED                                             SIGNATURE(S) GUARANTEED (IF REQUIRED)
          Signature(s) of Registered Holder(s) or Agent                                          See Instruction 3.
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Must be signed by the registered holder(s) EXACTLY as name(s)              Unless the shares are tendered by the registered
appear(s) on stock certificate(s). If signature is by a trustee,           holder(s) of the common stock, or for the account of a
executor, administrator, guardian, attorney-in-fact, officer for           member of a "Signature Guarantee Program" ("STAMP"),
a corporation acting in a fiduciary or representative capacity, or         Stock Exchange Medallion Program ("SEMP") or New York
other person, please set forth full title.   See Instructions 2,           Stock Exchange Medallion Signature Program ("MSP") (an
3, or 4.                                                                   "Eligible Institution"), the above signature(s) must be
                                                                            guaranteed  by an Eligible Institution.  See
                                                                            Instruction 3.
___________________________________________________________________
                         Registered Holder

___________________________________________________________________      _________________________________________________________
                         Registered Holder                                                 Authorized Signature

___________________________________________________________________      _________________________________________________________
                           Title, if any                                                       Name of Firm
Date:   _______________      Phone No.:   _________________________      _________________________________________________________
                                                                                        Address of Firm - Please Print
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Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 28, 1999, by and among Atlas Copco North America Inc., a Delaware corporation ("ACNA"), Pandion Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ACNA (the "Purchaser"), and Rental Service
Corporation, a Delaware corporation (the "Company"), each issued and outstanding share of the Common Stock of the Company, par value $0.01 per share (the
"Shares") (other than any Shares previously owned by the Company, any wholly subsidiary of the Company, ACNA, the Purchaser or any other wholly owned subsidiary of ACNA and any Shares which are held by dissenting stockholders exercising appraisal rights pursuant to Section 262 of the Delaware General
Corporation Law, as amended) has been converted into the right to receive,
$29.00 in cash, without interest thereon. ChaseMellon Shareholder Services,
L.L.C. has been appointed Paying Agent (the "Paying Agent").


                  INSTRUCTIONS FOR SURRENDERING CERTIFICATES
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                (Please read carefully the instructions below)

     1. Method of Delivery: Your old certificate(s) and the Letter of Transmittal must be sent or delivered to the Processing Agent. Do not send them
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to the Company. The method of delivery of Certificates to be surrendered to the
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Processing Agent at one of the addresses set forth on the front of the Letter of
Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured, is suggested. A return envelope is enclosed.

     2. Check Issued in the Same Name: If the check is issued in the same name as the surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered.
Do not sign the Certificate(s). Signature guarantees are not required if the
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Certificate(s) surrendered herewith are submitted by the registered owner of such Shares who has not completed the section entitled "Special Issuance Instructions" or are for the account of an Eligible Institution. If any of the Shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittals executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

     3. Check Issued in Different Name: If the section entitled "Special Issuance Instructions" is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the Certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

     4. Special Issuance and Delivery Instructions: Indicate the name and address in which the check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The shareholder is required to give the social security number or employer identification number of the record owner of the Shares. If Special Issuance Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

     5. Letter of Transmittal Required: Surrender of Certificate(s), Lost Certificate(s): You will not receive your check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Processing Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Processing Agent for Instructions at 1-800-777-3674 prior to submitting your documentation.

     6. Substitute Form W-9: Under the Federal Income Tax Law, a non-exempt shareholder is required to provide the Processing Agent with such stockholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 31% federal income tax withholding on the payment of any cash.

          The surrendering stockholder must check the box in Part III if a TIN has not been issued and the shareholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Processing Agent is not provided with a TIN before payment is made, the Processing Agent will withhold 31% on all payments to such surrendering stockholders of any Cash consideration due for their former Shares. Please
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review the enclosed Guidelines for Certification of Taxpayers Identification
Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Processing Agent.

               PAYER:  CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
   SUBSTITUTE Form W-9            Part I - PLEASE PROVIDE YOUR TIN          Social Security No. or Employer Identification
                                  IN THE SPACE AT THE RIGHT AND             No.
   Department of the Treasury     CERTIFY BY SIGNING AND DATING
   Internal Revenue Service       BELOW                                             ___________________________________
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   Payer's Request for Taxpayer   PART II - For Payees exempt from backup withholding, see the enclosed       PART III
   Identification Number (TIN)    Guidelines For Certification of Taxpayers Identification Number on          Awaiting TIN :
                                  Substitute Form W-9 complete as Instructed therein.                         [_]
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 Certification - Under penalties of perjury, I certify that: (1) The Number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue
 Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
 Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

               Also see Instructions in the enclosed Guidelines.
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   PLEASE SIGN HERE     Signature _____________________   Date ____________

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